Exhibit 99.1

For Immediate Release	Contact: Terance G Fancy, VP/ Compliance Officer
December 21, 2007	Union Bankshares Company
(207) 667-4537, x 243

Union Bankshares Company Announces Agreement

to Sell Rockland Branch to Machias Savings Bank

ELLSWORTH, Maine, December 21, 2007 — Union Bankshares Company (OTCBB: UNBH), the parent company of Union Trust Company, and Machias Savings Bank (“MSB”) today announced the signing of a definitive agreement in which MSB will purchase the leasehold improvements and deposits related to the Rockland branch of Union Trust Company. This sale was planned as part of the previously announced merger agreement between Union Bankshares Company and Camden National Corporation; the merger has received regulatory approval and is expected to close in early January 2008. The purchase of Union Trust’s Rockland branch by MSB is expected to be finalized by the end of February 2008, subject to regulatory approval. The Rockland branch’s loan portfolio will remain with Union Trust Company and be assumed by Camden National Corporation.

In a joint statement, Peter A. Blyberg, President and Chief Executive Officer of Union Bankshares, and Edward L. Hennessey, Jr., President and Chief Executive Officer of Machias Savings Bank, said, “Both banks were exploring various strategic options regarding operating branches in the Midcoast, and we’re pleased that a creative solution has been found which will benefit the banks as well as the communities they serve. We will work closely together for a smooth transition for our customers.”

Union Trust Company, the wholly owned subsidiary of Union Bankshares Company, was established in 1887 and is a full-service, independent, community bank. From thirteen offices Union Trust provides a variety of banking, brokerage, insurance, retirement, employee benefit, investment, personal trust and financial planning services to individuals, businesses, municipalities, and non-profit organizations along the coast of Maine from Waldoboro to Jonesport. Union Trust takes pride in delivering personalized, responsive service and developing quality, innovative products for its customers. Employing over 150 people, Union Trust has a documented record of consistent earnings growth. Union Trust can be found on the Internet at www.uniontrust.com. As previously announced, Camden National Corporation has received regulatory approval for its Agreement and Plan of Merger with Union Bankshares Company, pursuant to which Union Bankshares will merge with and into Camden (the “Merger”).

Machias Savings Bank was established in 1869 and is a full-service, independent community bank with its corporate headquarters in Machias. With twelve offices located throughout eastern and northern Maine, Machias Savings Bank provides a variety of banking services to individuals, businesses, municipalities, and non-profit organizations throughout eastern and northern Maine. Machias Savings Bank has continued to experience steady growth in its market areas by consistently delivering exceptional customer service while developing long-term relationships with its customers. Machias Savings Bank can be found on the Internet at www.machiassavings.com.

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company’s competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

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